UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

 FORM 8-K
CURRENT REPORT

_______________

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):October 18, 2019

CONTURA ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38735		81-3015061
(Commission File Number)		(IRS Employer Identification No.)
340 Martin Luther King Jr. Blvd. Bristol, Tennessee 37620
(Address of Principal Executive Offices, zip code)

(423) 573-0300
(Registrant’s telephone number, including area code)
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amended and Restated Term Sheet between Contura and ESM

On October 18, 2019, Contura Energy, Inc. (“Contura”) and Eagle Specialty Materials, LLC (“ESM”), an affiliate of FM Coal, LLC (“FM Coal”), amended and restated the binding term sheet between the parties dated as of September 15, 2019, which was reported by Contura on a Form 8-K filed on September 18, 2019 (such term sheet, as amended and restated on October 18, 2019, the “Term Sheet”). The Term Sheet was entered into in connection with the acquisition of the Belle Aye and Eagle Butte Mines (the “Western Mines”) by ESM from Blackjewel, L.L.C. (“Blackjewel”) and certain of its subsidiaries and affiliates (collectively with Blackjewel, the “Seller Parties,” and the acquisition of the Western Mines by ESM from the Seller Parties, the “ESM Acquisition”). The closing of the ESM Acquisition (the “Closing”) occurred on October 18, 2019 (the “Closing Date”).

Pursuant to the Term Sheet, Contura agreed, as described below, to make two cash payments to ESM and to convey to ESM its interests in ranches known as the Belle Ayr Ranch and the Black Thunder Ranch (together, the “Ranches”). On the Closing Date, Contura made the first cash payment to ESM in the amount of approximately $81.3 million (the “Closing Cash Consideration”). Contura has agreed to make a second cash payment in the amount of approximately $8.7 million into an escrow account within 15 business days of the Closing Date, which escrow payment is to be used to make payment in respect of a certain claim for royalties related to the Western Mines that has been asserted against Contura by the federal government. Within 10 business days of the Wyoming Department of Environmental Quality (“DEQ”) releasing its collateral interest in the Ranches, Contura has agreed to convey its interests in the Ranches to ESM.

Contura Coal West, LLC (“Contura Coal West”), a Contura affiliate, holds certain permits related to the Western Mines (the “Contura Permits”). Those permits did not transfer at Closing but rather will transfer when all applicable approvals for their transfer have been obtained. Following the Closing and until the earlier of the date of the permit transfers and August 30, 2020 (as may be extended by mutual agreement of the parties with Contura not to unreasonably withhold its approval), Contura has consented to ESM operating the Western Mines under the Contura Permits subject to and in compliance by ESM with a permit operating agreement previously entered into between Contura Coal West and Blackjewel and with certain operations-related covenants. In connection with the Closing, ESM posted with DEQ substitute bonds in the amount of approximately $238 million (the “Substitute Bonds”) and DEQ released the bonds Contura had previously posted with DEQ to secure its obligations under the Contura Permits (the “Contura Bonds”).

Prior to or contemporaneously with the execution of the Term Sheet, Contura and/or ESM entered into certain agreements (such agreements, the “Additional Agreements”) with certain parties including (i) Blackjewel, (ii) the State of Wyoming, (iii) Campbell County in Wyoming (“Campbell County”), (iv) the sureties issuing the Substitute Bonds (the “Sureties” and the Additional Agreement with the Sureties, the “Sureties Supplemental Agreement”) and (v) the United States Department of Interior’s Office of Surface Mining, Reclamation and Enforcement (“OSMRE”, and the Additional Agreement with OSMRE, the “OSMRE Agreement”).

Pursuant to the Additional Agreement with Blackjewel, Contura waived at Closing its claim against Blackjewel in respect of a $3.05 million deposit previously provided to Blackjewel in connection with the previously proposed acquisition by Contura of the Western Mines, and Blackjewel released Contura and its affiliates from certain claims. Pursuant to the Additional Agreements with Wyoming and Campbell County, Wyoming and Campbell County, respectively, released Contura from liability for certain claims related to the Western Mines and Contura paid $13.5 million to Campbell County at Closing. The OSMRE Agreement and the Sureties Supplemental Agreement are described further below.

ESM has agreed to certain covenants relating to the transfer of certain government leases and the Contura Permits, including a covenant to use commercially reasonable efforts to cause the Contura Permits to be transferred as promptly as possible. ESM has agreed to satisfy the reclamation obligations relating to the Western Mines (the “Reclamation Obligations”). ESM has agreed to indemnify Contura and its affiliates in respect of losses arising from or related to (i) the Reclamation Obligations or (ii) for the period beginning on December 8, 2017, claims by the federal government, Wyoming or Campbell County in respect of any royalties, taxes, penalties and other amounts owing in respect of the Western Mines.

Prior to the transfer of the Contura Permits to ESM, Contura Coal West will continue to have potential liability related to the Contura Permits, including in respect of the Reclamation Obligations. Given (i) the substitution of the Substitute Bonds for the Contura Bonds, (ii) the agreement of the Sureties that Contura Coal West and its affiliates will have no liability with respect to the Substitute Bonds or the obligations secured thereby as described below under “Sureties Supplemental Agreement”, (iii) the terms of the OSMRE Agreement, (iv) the terms on which ESM is authorized to operate pursuant to the Contura Permits and (v) the ESM indemnity with respect to the Reclamation Obligations, Contura expects the risk to Contura from the Contura Permits not transferring at Closing to be low.

A copy of the Term Sheet is attached hereto as Exhibit 10.1, and is incorporated by reference herein. The foregoing description of such agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

OSMRE Agreement

On October 18, 2019, Contura Coal West, the OSMRE, FM Coal and ESM entered into the OSMRE Agreement, providing that, among other things:

1.	Neither ESM nor FM Coal will operate the Contura Permits until such time as ESM or FM Coal posts reclamation bonds for the Contura Permits in an amount that satisfies the Wyoming regulatory authority and meets all other federal, state, and local requirements that will allow ESM to operate the Contura Permits.

2.	OSMRE will not attempt to link Contura Coal West to any Surface Mining Control and Reclamation Act of 1977, as revised (“SMCRA”) violation created by ESM from the time ESM or its designee or contractor, or any other ESM affiliate assumes operational responsibility for the Contura Permits through and until the time that the Contura Permits are transferred to ESM.

3.	OSMRE will not attempt to make Contura Coal West or any of the owners or controllers of Contura Coal West liable for the abatement of any SMCRA violation created by ESM from the time ESM or its designee or contractor, or any other ESM affiliate assumes operational responsibility for the Contura Permits through and until the time that the Contura Permits are transferred to ESM or its designee or any other ESM affiliate.

4.	ESM will use its best efforts to avoid creating mining conditions that will lead to the issuance of SMCRA violations and will promptly abate any such violation cited or pointed out by OSMRE or the Wyoming regulatory authority.

5.	Contura Coal West and ESM will work expeditiously in accordance with SMCRA and the Wyoming regulatory program to complete the transfer of the Contura Permits;

6.	ESM will operate the Western Mines consistent with the current mining and reclamation plans for the Western Mines and will re-employ as many of the Seller Parties’ miners as possible.

7.	As long as Contura Coal West is the primary bonded party on the Contura Permits, the Contura Coal West reclamation bonds can be called or forfeited in accordance with Wyoming's counterpart to SMCRA and the rules and regulations that implement it; provided, however, any such bond forfeiture shall not be linked to or held against Contura Coal West or any of its affiliates, officers, directors, owners or controllers under the Applicant Violator System. Contura Coal West's liability as the primary bonded entity will continue until such time as those reclamation bonds posted as of the date of the OSMRE Agreement are released or replaced under Wyoming law.

8.	The OSMRE Agreement does not establish any precedent and cannot be used by Contura Coal West or ESM or any other organization in an attempt to justify similar terms in any subsequent SMCRA case,

administrative appeal, complaint, claim, case, or matter before the courts or administrative tribunals of the United States of America or any state.

A copy of the OSMRE Agreement is attached hereto as Exhibit 10.2, and is incorporated by reference herein. The foregoing description of such agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Sureties Supplemental Agreement

On October 18, 2019, the Sureties, Contura, Contura Coal West and ESM entered into the Sureties Supplemental Agreement, providing that, among other things:

1.	If DEQ makes a demand for payment pursuant to some or all of the Substitute Bonds, the Sureties will promptly act in accordance with the terms of such Substitute Bonds.

2.	Notwithstanding (x) anything in the Substitute Bonds (including any language in the Substitute Bonds making or purporting to make Contura Coal West jointly and severally liable thereon), (y) any obligation under applicable law or (z) anything otherwise to the contrary, neither Contura nor Contura Coal West nor any of their affiliates will have any liability in respect of or relating to the Substitute Bonds or the obligations secured thereby and none of the Sureties will make any claim or seek any payment from Contura, Contura Coal West or any of their affiliates (or any collateral previously provided by Contura Coal West) arising from or relating to the Substitute Bonds or the obligations secured thereby.

3.	The Sureties acknowledge and consent to the OSMRE Agreement.

4.	The Sureties acknowledge and agree that none of Contura, Contura Coal West or any of their affiliates (i) have entered into or will enter into any general indemnity agreement, or any other similar agreement, with any of the Sureties in connection with the Substitute Bonds or (ii) have posted or will post any collateral in connection with the Substitute Bonds.

A copy of the Sureties Supplemental Agreement is attached hereto as Exhibit 10.3, and is incorporated by reference herein. The foregoing description of such agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 7.01 REGULATION FD DISCLOSURE.

Attached hereto as Exhibit 99.1 is a copy of the press release issued by Contura, dated October 21, 2019, announcing the entry by Contura into the Term Sheet.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit 10.1	Amended and Restated Term Sheet, by and between Contura Energy, Inc. and Eagle Specialty Materials, LLC, dated October 18, 2019
Exhibit 10.2	Agreement, by and among Contura Coal West, LLC, the United States Department of Interior’s Office of Surface Mining, Reclamation and Enforcement, FM Coal, LLC and Eagle Specialty Materials, LLC, dated October 18, 2019
Exhibit 10.3	Sureties Supplemental Agreement, by and among Endurance Assurance Corporation, Endurance American Insurance Company, Lexon Insurance Company, Bond Safeguard Insurance Company, Indemnity National Insurance Company, Contura Energy, Inc., Contura Coal West, LLC and Eagle Specialty Materials, LLC, dated October 18, 2019
Exhibit 99.1	Press Release issued by Contura Energy, Inc., dated October 21, 2019

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2019

Contura Energy, Inc.

By:	/s/ Mark M. Manno
	Name:	Mark M. Manno
	Title:	Executive Vice President, Chief Administrative & Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Amended and Restated Term Sheet, by and between Contura Energy, Inc. and Eagle Specialty Materials, LLC, dated October 18, 2019
Exhibit 10.2	Agreement, by and among Contura Coal West, LLC, the United States Department of Interior’s Office of Surface Mining, Reclamation and Enforcement, FM Coal, LLC and Eagle Specialty Materials, LLC, dated October 18, 2019
Exhibit 10.3	Sureties Supplemental Agreement, by and among Endurance Assurance Corporation, Endurance American Insurance Company, Lexon Insurance Company, Bond Safeguard Insurance Company, Indemnity National Insurance Company, Contura Energy, Inc., Contura Coal West, LLC and Eagle Specialty Materials, LLC, dated October 18, 2019
Exhibit 99.1	Press Release issued by Contura Energy, Inc., dated October 21, 2019